Ex-99.d.2

AMENDMENT NO. 2 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEEMENT

     THIS EXHIBIT to the Investment Management Agreement dated August 27, 1999 (the "Agreement") between DELAWARE GROUP EQUITY FUNDS III and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the 26th day of June, 2001 to add Delaware Health Care Fund and Delaware Small Cap Growth Fund, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Management Fee Schedule
(as a percentage of
average daily net assets)
Fund Name	Effective Date	Annual Rate
Delaware American	December 22, 1999	0.75% on first $500 million
Services Fund		0.70% on next $500 million
0.65% on next $1,500 million
0.60% on assets in excess of
$2,500 million

Delaware Focused Growth	December 22, 1999	0.65% on first $500 million
Fund (formerly Delaware		0.60% on next $500 million
Large Cap Growth Fund)		0.55% on next $1,500 million
0.50% on assets in excess of
$2,500 million

Delaware Research Fund	December 22, 1999	1.00% on first $500 million
0.95% on next $500 million
0.90% on next $1,500 million
0.85% on assets in excess of
$2,500 million

Delaware Technology and	December 22, 1999	0.75% on first $500 million
Innovation Fund		0.70% on next $500 million
0.65% on next $1,500 million
0.60% on assets in excess of
$2,500 million

Delaware Trend Fund	August 27, 1999	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1,500 million
0.60% on assets in excess of
$2,500 million

Delaware Health	June 26, 2001	0.75% on first $500 million
Care Fund		0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of
$2.5 billion

Delaware Small Cap	June 26, 2001	1.00% on first $250 million
Growth Fund		0.90% on next $250 million
0.75% on assets in excess of
$500 million

DELAWARE MANAGEMENT COMPANY,		DELAWARE GROUP EQUITY
a series of Delaware Management Business Trust		FUNDS III

By:	/s/ William E. Dodge	By:	/s/ David K. Downes
Name:	William E. Dodge	Name:	David K. Downes
Title:	Executive Vice President/Chief	Title:	President/Chief Executive
	Investment Officer, Equity		Officer/Chief Financial Officer

Attest:	Abby C. Fick	Attest:	/s/ David P. O'Connor
Name:	Abby C. Fick	Name:	David P. O'Connor
Title:	Assistant Vice President/Legal Services	Title:	Vice President/Associate
General Counsel/Assistant
Secretary